UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2005

AMERICAN INTERNATIONAL VENTURES, INC.

(Exact name of Registrant as specified in charter)

       Delaware

          000-30368

22-3489463

(State of Incorporation)    Commission File No.  (I.R.S. Employer ID Number)

6 Glory Lane, Wantage, New Jersey 07461-0326

(Address of principal executive offices)         (Zip Code)

Registrant's telephone number (973) 335-4400

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Item 5.02  Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

On October 15, 2005, Mr. Jack Wagenti resigned in his capacity as the Company’s Secretary, Treasurer and Chief Financial Officer.

On October 19, 2005, the Company’s Board of Directors appointed Arthur deWitt Ackerman as the Company’s Secretary, and Myron Goldstein, as the Company’s Treasurer and Chief Finacial Officer. Mr. Ackerman is a director of the Company and Mr. Goldstein is the Chairman of Board of Directors. The Company and each of Mr. Ackerman and Mr. Goldstein have agreed that no compensation will be paid to each such officer for acting in their respective capacities through the period ending May 31, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American International Ventures, Inc.

/s/ Myron Goldstein                                   October 19, 2005

Myron Goldstein

Chairman

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